SULLIVAN & WORCESTER LLP
                          1025 CONNECTICUT AVENUE, N.W.
                              WASHINGTON, DC 20036
                                 (202) 775-8190
                              FAX NO. 202-293-2275

IN BOSTON, MA                                            IN NEW YORK CITY
ONE POST OFFICE SQUARE                                   767 THIRD AVENUE
BOSTON, MASSACHUSETTS 02109                          NEW YORK, NEW YORK 10017
(617) 338-2800                                            (212) 486-8200
FAX NO. 617-338-2880                                   FAX NO. 212-758-2151



                                                              November 20, 1996

The Gannett Welsh & Kotler Funds
222 Berkeley Street
Boston, Massachusetts 02116

Ladies and Gentlemen:

         We have been requested by The Gannett Welsh & Kotler Funds, a Massachusetts business trust with transferable shares and currently consisting of two series (the "Trust") established under a Declaration of Trust dated April 24, 1996 as amended (the "Declaration"), for our opinion with respect to certain matters relating to the GW&K Equity Fund (the "Acquiring Fund"), a series of the Trust. The Trust has previously filed a Registration Statement on Form N-14 and is about to file an amendment to such Registration Statement for the purpose of registering shares of the Trust under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the proposed acquisition by the Acquiring Fund of substantially all of the assets of GW&K Equity Fund, L.P. (the "Acquired Fund"), a limited partnership organized under the laws of the State of Delaware, in exchange solely for shares of the Acquiring Fund and the assumption by the Acquiring Fund of certain liabilities of the Acquired Fund pursuant to an Agreement and Plan of Reorganization, the form of which is included in the Form N-14 Registration Statement (the "Plan").

         We have, as counsel to the Acquiring Fund and the trustees of the Trust who are not "interested persons" of the Trust or its investment adviser, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), participated in various business and other proceedings relating to the Trust. We have examined copies, either certified or otherwise proved to be genuine to our satisfaction, of the Trust's Declaration and By-Laws, and other documents relating to the Trust's organization, operation, and proposed operation, including the proposed Plan and we have made such other investigations as, in our judgement, are necessary or appropriate to enable us to render the opinion expressed below.

The Gannett, Welsh & Kotler Fund
November 20, 1996
Page 2


         Based upon the foregoing, and assuming the approval by shareholders of the Acquired Fund of certain matters scheduled for their consideration at a meeting presently anticipated to be held on or before December 31, 1996, it is our opinion that the shares of the Acquiring Fund currently being registered, when issued in accordance with the Plan and the Trust's Declaration and By-Laws, will be legally issued, fully paid and non-assessable by the Trust, subject to compliance with the 1933 Act, the 1940 Act and applicable state laws regulating the offer and sale of securities.

         With respect to the opinion stated in the paragraph above, we note that shareholders of a Massachusetts business trust may under certain circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         We hereby consent to the filing of this opinion with and as a part of the Registration Statement on Form N-14 and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                              Very truly yours

                                              \s\ Sullivan & Worcester LLP

                                              Sullivan & Worcester LLP